UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 25, 2020

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

(b)(c) On August 27, 2020, Superior Industries International, Inc. (the “Company”) appointed C. Timothy Trenary as its Executive Vice President and Chief Financial Officer, effective September 8, 2020. At that time, Troy Ford will cease his role as Interim Chief Financial Officer and will resume his position as Vice President of Corporate Finance.

Mr. Trenary, 64, was previously the Executive Vice President & Chief Financial Officer of Commercial Vehicle Group, Inc. (NASDAQ;CVGI), a publicly traded global commercial vehicle parts supplier, from 2013 to 2020. Prior to that, Mr. Trenary served as the Executive Vice President & Chief Financial Officer of ProBuild Holdings LLC, a building materials supplier owned by Fidelity Capital Operating LLC, from 2010 to 2013. From 2008 to 2010 Mr. Trenary served as Senior Vice President & Chief Financial Officer of EMCON Technologies Holdings Limited, a global automotive parts supplier owned by One Equity Partners. Mr. Trenary previously served in various executive positions with both public and private companies. Mr. Trenary began his career in public accounting at Arthur Young & Co. (from 1978-1981). Mr. Trenary holds a Bachelor of Arts degree in Accounting, with Honors, from Michigan State University and a Master of Business Administration degree, with Honors, from the University of Detroit Mercy. Mr. Trenary is also a Certified Public Accountant (registered status).

There are no family relationships between Mr. Trenary and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Trenary has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Trenary will receive an annual base salary of $475,000.00. Mr. Trenary may receive annual bonuses based on attainment of performance goals, determined by the Company’s independent Compensation and Benefits Committee (‘the “Committee”), in the amount of 70% of annual base salary. Mr. Trenary will also be eligible to participate in the Company’s 2018 Equity Incentive Plan, as administered by the Committee, upon approval of the Committee and the Board of Directors, and receive awards up to 125% of his base salary. Mr. Trenary is entitled to participate in all benefit plans generally made available to executive officers of the Company. A copy of the Offer Letter of Employment, dated August 17, 2020 (the “Offer Letter”), is attached hereto as Exhibit 10.1. The description of the Offer Letter set forth above is qualified in its entirety by reference to Exhibit 10.1.

Retention Bonus Agreements

(e) On August 25, 2020, the Company entered into Retention Bonus Agreements (“Retention Agreements”) with the following named executive officers: Majdi B. Abulaban, President and Chief Executive Officer and Kevin Burke, Senior Vice President and Chief Human Resources Officer.

COVID-19 has had a dramatic adverse impact on the automotive industry operating environment. In response, the Company’s management team took swift action to respond effectively to the pandemic, including executing safety, cost reduction, and cash flow initiatives to protect the health and safety of our employees, preserve liquidity and enhance financial flexibility. Additionally, prior to the pandemic, the management team executed various actions to improve performance with a focus on improving the operating performance in North America by rationalizing the Company’s footprint, expanding its product portfolio, and addressing troubled product lines. Nonetheless, the Company has seen a precipitous decline in market capitalization which has not recovered to prior levels, and as a result, the Company’s equity plan and the CEO’s inducement grants to join the Company have lost their intended value and retentive effect. These awards were granted to these two named executive officers as their retention is considered essential to onboard a new Chief Financial Officer and support continued near- and long-term financial and operational performance and achieve future milestones, including net debt reduction.

The Committee determined that cash awards were appropriate given that there are insufficient shares available for equity awards under the Company’s 2018 Equity Incentive Plan. In addition, any equity awards granted pursuant to the Retention Agreements would be significantly dilutive to current shareholders. Accordingly, awards under the Retention Agreements will be paid in cash only.

Mr. Abulaban’s Retention Agreement has a three year term which is two thirds time-based and one third performance-based. The Agreement provides for a restricted cash payment of $1 million on each of July 31, 2021 and July 31, 2022. On July 31, 2023, Mr. Abulaban has an opportunity to receive a performance cash payment with a target of $1 million and a range of $0 to $1.5 million, based on the Company’s net debt achievement as measured at June 30, 2023.

Mr. Abulaban is required to be employed at the time of the vesting of the awards. If the Company terminates Mr. Abulaban’s employment before any vesting date other than for Cause, or if Mr. Abulaban terminates his employment for Good Reason (both Cause and Good Reason as defined in Mr. Abulaban’s employment agreement dated March 28, 2019 filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 1, 2019 and incorporated by reference herein), the Company will pay Mr. Abulaban the remaining full amount of the retention bonus (with the 2023 payment attributable to net debt performance being paid at $1 million). If Mr. Abulaban’s employment is terminated by the Company for Cause, or if Mr. Abulaban terminates his employment for any reason other than Good Reason, Mr. Abulaban will forfeit all remaining cash payments. Mr. Abulaban will also forfeit any payments if he violates certain restrictive covenants set forth in Exhibit A to Mr. Abulaban’s Retention Agreement.

Mr. Burke’s Retention Agreement has a two year term and provides for a cash payment of $270,000 on August 31, 2022. Mr. Burke is required to be employed at the time of vesting of the awards. However, if the Company terminates the employment of Mr. Burke other than for cause, as defined in Mr. Burke’s Retention Agreement, the Company would be required to pay the full amount of the awards.

The foregoing descriptions of the Retention Agreements do not purport to be complete and are qualified in their entirety by references to the full and complete text of the Retention Agreement for each named executive officer, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On August 27, 2020, the Company announced the appointment of Mr. Trenary as Executive Vice President and Chief Financial Officer. A copy of the press release announcing the appointment of Mr. Trenary is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Offer Letter of Employment, dated August 17, 2020 between Superior Industries International, Inc. and Timothy Trenary.

10.2	Retention Letter Agreement, dated August 25, 2020, between Superior Industries International, Inc. and Majdi B. Abulaban.*

10.3	Retention Letter Agreement, dated August 25, 2020, between Superior Industries International, Inc. and Kevin Burke.

99.1	Press Release dated August 27, 2020

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: August 27, 2020	/s/ Joanne M. Finnorn
Joanne M. Finnorn
Senior Vice President, General Counsel & Corporate Secretary